15 Warren Street, Suite 25

Hackensack, NJ 07601

(201) 342-342-7753

Fax: (201) 342-7598

E-mail: paritz@paritz.com

Paritz & Company, P.A.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Royal Energy Resources, Inc.

56 Broad Street, Ste. 2

Charleston, SC 29401

Gentlemen:

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2015 Stock Option Plan of Royal Energy Resources, Inc. of our report dated November 24, 2015, with respect to the financial statement of Royal Energy Resources, Inc. included in its Annual Report on Form 10-K for the year ended August 31, 2015, filed with the Securities and Exchange Commission.

/s/ Paritz & Company, P.A.

Hackensack, NJ

November 27, 2015